UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 5, 2024

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

 (Address of principal executive offices)

(317) 855-9926

 (Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On March 4, 2024, members of the American Resources Corporation’s (“American Resources” or the “Company”) Board of Directors received an unsolicited investment letter (“Shareholder Investment Letter”) from a current shareholder and former board member of American Resources Corporation.  The letter references the strategic direction of the Company along with to its wholly owned subsidiary, ReElement Technologies Corporation (“ReElement”).

Along with the Shareholder Investment Letter was included a term sheet (“ReElement Technologies Corporation Term Sheet”) for a lead investment in ReElement Technologies Corporation.

The investment letter is currently under review and carries the following details:

-	The spinout or sale of American Carbon Corporation
-	The spinout of ReElement Technologies Corporation
-	The spinout of interest in Novusterra Inc.
-	The focus of American Resources Corporation post such events on the critical mineral industry growth.

The ReElement Technologies Corporation Term Sheet is currently under review and carries the following details:

-	Pre Money Valuation: $300 million
-	Financing Size: Minimum of $7 million up to $50 million
-	Structure: Common Stock
-	Management Participation: Requirement of members of current management to participate in the round, which is agreeable by certain members

The foregoing description of the Shareholder Investment Letter and the ReElement Technologies Corporation Term Sheet does not purport to be complete and are qualified in their entirety by reference to the complete text, which is filed as Exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
1.1	Shareholder Investment Letter
1.2	ReElement Technologies Corporation Term Sheet

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: March 5, 2024	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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